                                    BY LAWS


                                   ARTICLE I
                           NAME AND PLACE OF BUSINESS
                           --------------------------

      A.  Name. The name of the corporation is City Truck & Trailer Parts, Inc.
          ----

      B.  Principal Office. The principal office shall be located in Birmingham,
          ----------------
Jefferson County, Alabama.

      B.  Other Offices. Other offices for the transaction of business shall be
          -------------
located at such places as the business of the corporation may require.

                                   ARTICLE II
                                 CAPITAL STOCK
                                 -------------

      A.  Certificates. Every stockholder shall be entitled to a certificate or
          ------------
certificates of stock of the corporation, duly numbered, bearing the corporate seal, setting forth the number and kind of shares, and signed by the President or Vice President and by the Treasurer or Secretary.

      B.  Transfer of Shares. Shares of stock of the corporation shall be
          ------------------
transferable on the stock transfer book of the corporation only upon surrender and cancellation of the certificates thereof, properly endorsed or accompanied by written assignment or power of attorney as provided by law, and bearing all necessary trasfer tax stamps properly affixed and cancelled, whereupon new certificates for a like number of shares will be issued. The person registered on the stock transfer book of the corporation as the owner of any shares of stock may be treated by the corporation as entitled to all rights of ownership with respect to such shares.

      C.  Stock Transfer Book. The stock transfer book of the corporation shall
          -------------------
be closed against transfers for ten days before the date of payment of a dividend and for ten days before the date of the annual meeting of stockholders. It shall be the duty of every stockholder to notify the corporation of his correct post office address.

      D.  Treasury Stock. Treasury stock held by'the corporation shall be
          --------------
subject to disposal by the Board of Directors and shall be entitled to neither vote nor to participate in dividends.

      E.  Lost Certificates. No new certificates shall be issued in lieu of a
          -----------------
lost or destroyed certificate except upon satisfactory proof of such loss or destruction and upon the giving of satisfactory security against loss to the corporation. Any such new certificate shall be plainly marked "Duplicate" upon its fact.

      F.  Corporate Lien. If any stockholder be indebted to the corporation, the
          --------------
corporation shall have a first lien upon all dividends declared on shares of its stock owned by such stockholders; and shall also have a first lien on such shares of its stock owned by such stockholder as the certificates representative thereof state the existence of such lien.

                                  ARTICLE III
                                      SEAL
                                      ----

      The seal of the corporation shall be in the form impressed hereon.

                                   ARTICLE IV
                             DIVIDENDS AND FINANCE
                             ---------------------

      A.  Dividends. The Board of Directors shall determine from time to time
          ---------
the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose and shall determine what part, if any, of the annual net profits of the corporation or of its net assets in excess of its capital shall be declared in dividends; provided, however, that no dividend shall be paid that will impair the capital of the corporation.

      B.  Finance.   The funds of the corporation shall be deposited in such
          -------
banks and trust companies as the Board of Directors shall designate. All orders for the payment of money, notes, and other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents as the Board of Directors shall designate.

                                   ARTICLE V
                             STOCKHOLDERS' MEETINGS
                             ----------------------

      A.   Place. All meetings of stockholders of the corporation shall be held
           -----
at the principal office of the corporation or at such other places as may be legally designated by the Board of Directors.

      B.   Annual Meeting. The annual meeting of stockholders of the corporation
           --------------
shall be held at 9.00 AM. on the first Monday of Feb. of each year unless such day be a legal holiday, in which case the meeting shall be held at the same time on the next succeeding Monday not a legal holiday.

      C.  Special Meetings. A special meeting of the stockholders of the
          ----------------
corporation may be called at any time by the Board of Directors, the President, or Vice President. It shall be the duty of the President, or, in the President's absence, a Vice President, to call a special meeting of the stockholders whenever so requested by stockholders holding 25% or more in interest of the outstanding stock of the corporation.

      D.  Notice. Notice of the time, place, and purpose of all meetings of the
          ------
stockholders, regular and special, shall be mailed at least five days prior to the date of the meeting by the Secretary to each stockholder of record at his address as it appears on the stock transfer book. Notwithstanding the failure to give notice as hereinbef ore provided, any meeting shall be a legal meeting for the transaction of all business if each stockholder is either present, in person or by proxy, or has in writing waived such notice.

      E.  Quorum. Except as may otherwise be provided by law, a majority in
          ------
interest of all the voting stock issued and outstanding, represented in person or by proxy by stockholders of record, shall constitute a quorum at any meeting, in person or by proxy, though less than a quorum, may adjourn the meeting to a future time, and the adjourned meeting may be held at such time without further notice.

      F.  Voting and Proxies. Each stockholder shall be entitled to one vote for
          ------------------
each share of voting stock held by him which vote may be cast either in person or by written proxy filed with the Secretary of the meeting prior to being voted. Such proxy shall entitle the holder thereof to vote at any adjournment thereof unless provided to the contrary therein.

                                   ARTICLE VI
                               BOARD OF DIRECTORS
                               ------------------

      A.  Election. The stockholders at the annual meeting of the stockholders
          --------
shall elect not less than three or more than seven tirectorS, who shall hold office until the succeeding annual meeting of stockholders or until their successors are duly elected and qualified.

      B.  Powers. The Board of Directors shall have the entire management of the
          ------
business and property of the corporation, and shall have all powers possessed by the corporation itself so far as not inconsistent with the laws of the State to incorporation, with the Certificate of Incorporation, or with these By-Laws.

      C.  Regular Meetings. Regular meetings of the Board of Directors shall be
          ----------------
held immediately after adjournment of each annual stockholder's meeting and at such other times and places as the Board of Directors by vote may determine; and no notice of regular meetings of the Board of Directors need be given.

      D.  Special Meetings. Special meetings of the Board of Directors may be
          ----------------
called at any time by the President, Vice President, or a majority of the Directors. Notice of the time and place of all special meetings shall be given to each Director by the person or persons calling such meeting by mailing same at least five days before such meeting or by delivering, in person or by telephone or telegram, same at least twenty-four hours before such meeting. Notwithstanding the failure to give notice as hereinabove provided, any meeting shall be a legal meeting for the transaction of all business if each irector is either present or has at any time in writing waived such notice.

      E.  Quorum. A majority of the members of the Board of Directors, as
          ------
constituted at such time, shall constitute a quorum at any meeting of the Board of Directors; but the Directors present, though less than a quorum, may adjourn the meeting to a future time, and the adjourned meeting may be held at such time without further notice.

      F.  Removal. At any meeting of the stockholders a majority in interest of
          -------
all the voting stock issued and outstanding, represented in person or by proxy by stockholders of record, amy remove from office any Director.

      G.  Vacancy. Vacancies on the Board of Directors may be filled for the
          -------
unexpired term by the remaining Directors.

                                  ARTICLE VII
                                    OFFICERS
                                    --------

      A.  Number and Terms. The officers of the corporation shall be a
          ----------------
President, a Vice President, a Secretary and a Treasurer. Any two of such offices may be held by any one person. The Board of Directors may also select such additional officers and agents as it may deem advisable, and prescribe the duties and power thereof. Each officer shall be elected to serve until the next regular meeting of the Board of Directors held immediately after adjournment of the next annual stockholders' meeting, or until his successor is duly elected and qualified.

      B.  President. The President shall be the chief executive officer of the
          ---------
corporation and, when present, shall preside at all meetings of stockholders and at all meetings of the Board of Directors. The President shall have general supervision over the affairs of the corporation, and such powers and duties commonly incident to such office or as may be designated by the Board of Directors.

      C.  Vice President. The Vice President shall perform the duties and have
          --------------
the powers of the President during the absence or disability of the President and shall have the powers and duties commonly incident to such office, or as may be designated by the Board of Directors.

      D.  Secretary. The Secretary shall keep accurate minutes of all meetings
          ---------
of stockholders and of all meetings of the Board of Directors, and shall have such powers and duties commonly incident to such office, or as may be designated by the Board of Directors.

      E.  Treasurer. The Treasurer shall have the care and custody of the
           ---------
money, funds, valuable papers and documents of the corporation, other than his own bond, if any, which shall be in the custody of the President. The Treasurer shall have such powers and duties commonly incident to such office, or as may be designated by the Board of Directors.

      F.  Removal. Any officer may be removed from office at any time by vote of
          -------
two-thirds, of the members of the Board of Directors as constituted at such time.

                                  ARTICLE VIII
                                   AMENDMENT
                                   ---------

    These By-Laws may be amended at a stockholders' meeting by vote of a majority in interest of all voting stock issued and outstanding.

      These By-Laws consisting of Article One to Eight approved by unanimous vote of the stockholders this 12th day of March, 1975.


                                             /s/ Larry Clayton, Jr.
                                             --------------------------
                                             Secretary